Exhibit 107

Filing Fee Table

           F-1

(Form Type)

           iOThree Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

			Fee		Proposed	Proposed
			Calculation		Maximum	Maximum
		Security	or Carry		Offering	Aggregate		Amount of
	Security	Class	Forward	Amount	Price Per	Offering		Registration
	Type	Title	Rule	Registered(2)	Unit	Price(1)	Fee Rate	Fee
Fees To Be Paid	Equity	Ordinary Shares, $0.00625 par value per share, by the Company	Rule 457(a)	2,443,750	$6.00	$14,662,500	0.0001531	$2,244.83
Fees To Be Paid	Equity	Ordinary Shares, $0.00625 par value per share, by the Selling Shareholders (3)	Rule 457(a)	500,000	$6.00	$3,000,000	0.0001531	$459.30
Fees To Be Paid	Equity	Ordinary Shares, $0.00625 par value per share, by the Reselling Shareholders (4)	Rule 457(a)	3,412,500	$6.00	$20,475,000	0.0001531	$3,134.72

Fees To Be Paid	Other	Representative’s Warrants	Other (5)
	Equity	Ordinary Shares, $0.00625 par value per share, issuable upon exercise of Representative’s Warrants (6)	Rule 457(a)	206,062	$7.50	$1,545,465	0.0001531	$236.61
	Total Offering Amounts					$39,682,965		$6,075.46
	Total Fees Previously Paid							$7,282.96
	Total Fee Offset							$0
	Net Fee Due							$0

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). Includes Ordinary Shares that may be purchased by the underwriters pursuant to their option to purchase additional Ordinary Shares equal to 15% of the number of Ordinary Shares sold by us in this offering to cover over-allotment, if any.

(2)	In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional Ordinary Shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

(3)	Includes Ordinary Shares registered for sale on this registration statement by the Selling Shareholders named in this registration statement.

(4)	Represents Ordinary Shares registered for resale on this registration statement by the Reselling Shareholders named in this registration statement or their permitted transferees.

(5)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

(6)

The Representative’s Warrants are exercisable for up to 7.0% of the aggregate number of Ordinary Shares sold by us and the Selling Shareholders in the public offering, including Ordinary Shares that may be purchased from us upon the exercise of the over-allotment option by the underwriters, at a per share exercise price equal to 125.0% of the per share offering price of the Ordinary Shares in the public offering.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act, based upon the price at which the warrants may be exercised.